                                                                   EXHIBIT 10.32

                                               *CONFIDENTIAL TREATMENT REQUESTED
                                   CONFIDENTIAL PORTION HAS BEEN FILED SEPARATED
                                     WITH THE SECURITIES AND EXCHANGE COMMISSION









                                     LEASE

                                    BETWEEN


                   1. Naxos Schmirgelwerk Mainkur GmbH, and
2.  A.A.A. Aktiengesellschaft Allgemeine Anlageverwaltung vorm. Seilwolff AG von
                                     1890,
                      acting in partnership under the name
               Naxos-Union Grundstucksverwaltungsgesellschaft GbR

                                    LANDLORD

                                      AND

                                 EQUINIX, INC.,
                             a Delaware corporation

                                     TENANT

                               TABLE OF CONTENTS

                                                                                                    Page
LEASE SUMMARY.....................................................................................     5

PRELIMINARY REMARKS...............................................................................     9

ARTICLE 1  SITE, BUILDING, AND PREMISES...........................................................    10
     1.1  Lease of Premises.......................................................................    10
     1.2  Single Tenant Building..................................................................    10
     1.3  Preparation of Premises; Acceptance.....................................................    10
     1.4  Verification of Rentable Area...........................................................    10
     1.5  Space Expansion - Options...............................................................    11
     1.6  Verification............................................................................    12
     1.7  Assignment of Rights and Obligations of Landlord under Development Contracts............    12
     1.8  Financing by Tenant.....................................................................    13
     1.9  Tenant's Right to Takeover..............................................................    13

ARTICLE 2  TERM...................................................................................    13
     2.1  Term....................................................................................    13
     2.2  Handover Dates..........................................................................    13
     2.3  Substantial Completion of Landlord's Work...............................................    13
     2.5  Delay in Completion.....................................................................    14
     2.5  Options To Extend Term..................................................................    14
     2.6  Holding Over............................................................................    15

ARTICLE 3  USE OF PREMISES, NO COMPETITORS........................................................    16
     3.1  Tenant's Use............................................................................    16
     3.2  Landlord's Consent......................................................................    16
     3.3  Landlord's Obligations..................................................................    16
     3.4  Competitors.............................................................................    16

ARTICLE 4  RENT...................................................................................    16
     4.1  Monthly Base Rent.......................................................................    16
     4.2  Default.................................................................................    16
     4.3  Initial Payment; Proration..............................................................    16
     4.4  Service Charges.........................................................................    17
     4.5  Payment of VAT..........................................................................    19

ARTICLE 4a  SECURITY, INDEXATION..................................................................    19
     4a.1  Security...............................................................................    19
     4a.2  Indexation.............................................................................    19
     4a.3  Financing by Landlord..................................................................    20

ARTICLE 5  MAINTENANCE............................................................................    20

     5.1  Maintenance of Building and Premises....................................................    20
     5.2  Maintenance by Tenant...................................................................    21
     5.3  Floorload...............................................................................    21
     5.4  Visitors................................................................................    21

ARTICLE 6  UTILITIES AND SERVICES.................................................................    21
     6.1  Standard of Operations..................................................................    21
     6.3  Tenant Services.........................................................................    21
     6.4  Failure to Furnish Utilities............................................................    22

ARTICLE 7  ALTERATIONS AND IMPROVEMENTS...........................................................    23
     7.1  Alterations to Premises by Tenant.......................................................    23
     7.2  Consent.................................................................................    23
     7.3  Landlord's Right to Change the Real Property............................................    23

ARTICLE 8  PARKING................................................................................    23

ARTICLE 9  INSURANCE AND INDEMNITY................................................................    24
     9.1  Fire and Extended Coverage Insurance....................................................    24
     9.2  Proceeds................................................................................    24
     9.3  Liability Insurance - Tenant............................................................    24
     9.4  Waiver of Subrogation...................................................................    24
     9.5  Other Insurance Matters.................................................................    24

ARTICLE 10  DESTRUCTION AND UNTENANTABILITY OF PREMISES...........................................    25
     10.1  Loss - Insured or Uninsured............................................................    25
     10.2  Major Damage...........................................................................    25
     10.3  Tenant's Option to Terminate in Certain Events.........................................    25
     10.4  Landlord's Option to Terminate in Event of Major Damage to Buildings...................    25
     10.5  Abatement of Rent......................................................................    26

ARTICLE 11  SURRENDER.............................................................................    26

ARTICLE 12  TRANSFER OF TENANT'S INTEREST.........................................................    26
     12.1  Assign, Sublet.........................................................................    26
     12.2  Co-Location Agreements.................................................................    27

ARTICLE 13  EASEMENT..............................................................................    27

ARTICLE 14  ENVIRONMENTAL REPRESENTATIONS.........................................................    28
     14.1  Definition of "Hazardous Materials.....................................................    28
     14.2  Compliance with Laws...................................................................    28
     14.3  Submission of Certificate..............................................................    28
     14.4  Ordinance or Graves....................................................................    28
     14.5  Arcadis Bills..........................................................................    28

ARTICLE 15  INSPECTION AND ENTRY BY OWNER.........................................................    28
     15.1  Landlord's Right of Entry..............................................................    29
     15.2  Restrictions on Entry..................................................................    29

     15.3  Emergency Entry........................................................................    29

ARTICLE 16  NOTICE................................................................................    29
     16.1  Notices................................................................................    29
     16.2  Refused, Unclaimed, or Undeliverable Notices...........................................    30
     16.3  Addresses..............................................................................    30

ARTICLE 17  SIGNAGE...............................................................................    30

ARTICLE 18  SUPPLEMENTAL EQUIPMENT................................................................    30
     18.1  Supplemental Equipment.................................................................    30
     18.2  Permits................................................................................    31

ARTICLE 19  MISCELLANEOUS.........................................................................    31
     19.1  Word Usage.............................................................................    31
     19.2  Entire Agreement.......................................................................    31
     19.4  Invalidity.............................................................................    31
     19.5  Written Form...........................................................................    32
     19.6  Euro Clause............................................................................    32

ARTICLE 20  RIGHTS OF CANCELLATION................................................................    32
     20.1  Tenant.................................................................................    32
     20.2  Delay Beyond Outside Substantial Completion Date.......................................    33
     20.3  Reservation of Rights by Tenant........................................................    33

ARTICLE 21  RIGHT TO FIRST OFFER..................................................................    33

ARTICLE 22  MULTIPLE LANDLORDS....................................................................    33

EXHIBITS:

EXHIBIT A  SITE PLAN
EXHIBIT B  DESCRIPTION OF PREMISES
EXHIBIT C  WORK LETTER
EXHIBIT D  OPTIONAL EXPANSION SPACE
            a)     D1 - FIRST OPTION TO EXPAND PREMISES

            b)     D2 - SECOND OPTION TO EXPAND PREMISES

EXHIBIT E  WORK LETTER FOR OPTIONAL SPACE EXPANSION
EXHIBIT F  ACKNOWLEDGMENT OF FIRST HANDOVER DATE
EXHIBIT G  SCHEDULED SUBSTANTIAL AND OUTSIDE COMPLETION DATES
EXHIBIT H  LETTER OF CREDIT
EXHIBIT I  LANDLORD'S/TENANT'S APPLICATION FOR EASEMENTS ("BEWILLIGUNGEN")

                                     LEASE

          This Lease (the "Lease") made this 7/th/ day of August 2000 ("Effective Date"), by and between

          1. the firm Naxos Schmirgelwerk Mainkur GmbH, GutleutstraBe 175, D-60327 Frankfurt, represented by its managing director Gunter Rothenberger,

          2. A.A.A. Aktiengesellschaft Allgemeine Anlageverwaltung vorm. Seilwolff AG von 1890, GutleutstraBe 175, 60327 Frankfurt/M, represented by Mr. Gunter Rothenberger and Mr. Sven Rothenberger;

          both companies acting in a German Civil Code Partnership (the Parties at 1. and 2. jointly called: "Landlord"), under the firm name Naxos-Union Grundstucksverwaltungsgesellschaft GbR, Frankfurt/M, and

          3. Equinix, Inc., a Delaware corporation, 901 Marshall Street, Redwood City, CA 94063, USA, represented by Christopher L. Birdsong ("Tenant"),

                      SUMMARY OF BASIC LEASE INFORMATION

          This Summary of Basic Lease Information ("Lease Summary") is a part of the Lease and describes the basic terms of the Lease. Each reference in this Lease to any provision in this Lease Summary shall be construed to incorporate all the terms provided under that provision of the Lease Summary. In the event of any conflict between a provision in this Lease Summary and a provision in the balance of the Lease, the latter shall control.

          The basic terms of this Lease are:

          1.  Effective Date: Date of Signing of Lease (see above).
              --------------

          2.  Landlord:  German Civil Code partnership (cf. above).
              --------

          3.  Tenant:  Equinix, Inc., a Delaware corporation, or assignee or
              ------
Permitted Transferee.

          4.  Site, Building, Premises:
              ------------------------

              (a)   Site (Section 1.1): The part of the parcel of the real
                    -----------------
property ("Real Property") commonly known as [*], and located in the City of Frankfurt am Main, Fechenheim, State of Hesse, Germany, as shown in Red on the Site Plan attached hereto as Exhibit A, approximately [*] m/2/, which includes
                             ---------
an office building of approximately [*] m/2/ and First and Second Production Halls of approximately [*] and [*] m/2/ respectively which are outlined on the Site Plan.

              (b)   Building (Section 1.1):  First and Second Production Halls
                    ----------------------
and one office building located on the Site, which contain approximately [*] square meters of

__________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Rentable Area, as outlined in yellow and described in the Description of Real Property attached hereto as Exhibit B; and Supplemental Equipment space as shown in Exhibit C.

               (c)  Premises:  Site, Building, Supplemental Equipment space,
                    --------
and possibly Other Space as depicted on Exhibits D1 and D2, or as rented from time to time, hereunder.

          5.   Expansion of the Premises:
               -------------------------

               (a)  First Option To Expand Premises (Section 1.5.1): Tenant has
                    -----------------------------------------------
the right to elect to expand the Premises by an additional [*] square meters of Rentable Area, such option to be exercised no later than December 31, 2003, on the Real Property that is more particularly described in Section 1.5.1 (Exhibit
                                                         ----------------------
D1).
---

               (b)  Second Option to Expand Premises (Section 1.5.2): Tenant
                    ------------------------------------------------
has the right to elect to expand the Premises by an additional [*] square meters of Rentable Area, such option to be exercised no later than_December 31, 2003, on the Real Property that is more particularly described in Section 1.5.2.a
                                                            ---------------
(Exhibit D2, phase 1).
---------------------

               (c)  Third Option to Expand Premises (Section 1.5.1 b): Tenant
                    -------------------------------------------------
has the right to elect to expand the Premises by an additional [*] square meters of Rentable Area, such option to be exercised no later than December 31, 2003, on the Real Property that is more particularly described in Section 1.5.2 b
                                                            ---------------
(Exhibit D2, phases 1 & 2).
--------------------------

               (d) At the request of Tenant, parties will review the viability of the installation of a mezzanine floor in the center portion of the protected part of the Building if this is permissible pursuant to construction law.

          6.   Design and Construction of Landlord's Improvements (Section 1.3):
               -------------------------------------------------- -------------
Landlord is to improve the Premises, as required under the Work Letter attached hereto as Exhibit C ("Work Letter"), at Landlord's expense and risk.
          ---------

          7.   Handover (Section 2.2):
               ----------------------

          Landlord shall hand over to Tenant office space ([*] m/2/) First Production Hall ([*] m/2/) and Second Production Hall ([*] m/2/) at the end of six (6) months after signing hereof, after the work to be done in the Premises by Landlord pursuant to the provisions of the Work Letter (Exhibit C) is
                                                           ---------
substantially complete as certificated by Landlord's and Tenant's architects.

          8.   Lease Term:
               ----------

               (a)  Duration (Section 2.1):   Twenty (20) years from the First
                    ----------------------
Effective Date. Term ends without termination notice if extension options not exercised.

               (b) Termination for important cause by either party according to law.

______________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               (c)  Extension Options (Section 2.5): Tenant has two (2)
                    -------------------------------
Extension Options following the fixed 20 year term of the Lease for a period of five (5) years each, as more particularly described in Section 2.5. Terms end
                                                       -----------
with lapse of extension option unless second option exercised, or with lapse of second option period.

               (d) In case that Tenant does not exercise First Option to expand as well as Third Option to expand per Section 5 of the Lease Summary, then the lease for lots [*] and [*] shall automatically end on January 1, 2004, 00.01 a.m. In case that Tenant exercises the Second Option to expand, Landlord agrees to transfer the needed additional space from plot [*] to plot [*].

          In case that Tenant does not exercise First as well as Third option to
                  --------------------------------------------------------------
expand, Tenant is obliged to approve ("bewilligen") a reduction of the Easement
------
per Article 13 Lease with regard to Tenant's right to have buildings etc. on plots [*] and [*] (Section 1 Easement) as per January 1, 2004. The Tenant's rights pursuant to Sections 2 - 4 of the Easement shall not be affected but shall remain intact.

          9.   (a)  Rent (Section 4.1):

                                                                            DM
          Office Space:                 [*] m/2/ at DM [*]/month           [*]

          First Production Hall:        [*] m/2/ at DM [*]/month           [*]
          Second Production Hall:       [*] m/2/ at DM [*]/month           [*]
          Advance on Service Charge:    [*] m/2/ at DM [*]/month           [*]
          Plus VAT (at present 16%)                                        [*]
                                                                    ----------
          Total                                                            [*]
                                                                    ==========

               (b) Start payment of Rent for Premises (Site and Building): [*] ([*]) months after Handover. Start payment of advance on service charge [*] ([*]) months after Handover.

          Rent and Service Charges to be paid monthly in advance of each month.

               (c) Start payment of Rent from beginning of [*] month after Handover of option space (Sec. 5 above). Start payment of advance on Service Charges at Handover of option space. Amount of Rent, Service Charges and VAT per square meter of option space is the same as per square meter of the Production Halls (Sec. 4 (a) above) space, at the time of Handover of the option space.

          10.  Security:
               --------

               (a)  By Landlord: Easements (Article 13).

               (b) By Tenant: (1) Upon signature of lease, Tenant to issue a Parent Company Guarantee; (2) a security Letter of Credit (LC) to be issued four
(4) months after the signature of the lease. The LC is to be issued by a German Major Bank or the German branch of a US Bank, at the option of Tenant, for [*] ([*]) months' Rent plus Service

__________

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Charges plus VAT for first three years after signing of contract which LC shall be reduced to [*] months Rent, Service Charges and VAT after first three years after signing. (see Exhibit H for sample LC)

          11.  Permitted Use (Section 3.1):  Any lawful use, including without
               ---------------------------
limitation general office use and use for installation and operation of telecommunications, electronic, optical, and associated equipment (such as local and long distance switches, nodes, customer collocation and related equipment, in connection with Tenant's fiber optic telecommunications system) (such telecommunications system being herein called "Tenant's System"), warehouse and parking, and all other similar activities associated with the internet. Lessor guarantees that this intended use is not in contradiction with the/a zoning plan.

          12.  Insurance (Section 9):
               ---------------------

               (a) Fire and Extended Coverage Insurance - Landlord: One hundred percent (100%) of the full replacement value of the Building subject to customary and reasonable deductible amounts; draft insurance contract to be approved by Tenant.

               (b) Liability Insurance- Tenant: Comprehensive liability insurance policy of DM 1,000,000 combined single limit for each occurrence, including insurance for pollution caused by hazardous materials on property.

               (c) Liability Insurance - Tenant: Commercial liability insurance in the amount of DM 5,000,000 for property damages and DM 1,000,000 per occurrence for personal injury or death.

               (d) Tenant shall request that its customers provide Fire and Extended Coverage Insurance for their Equipment on the Premises.

          13.  Parking (Section 8):  Landlord shall construct and provide,
               -------------------
without charge to Tenant 25 (twenty five) exclusive parking spaces in the parking area by Handover, as depicted in Exhibit C.

          14.  Addresses for Notice (Section 19):
               ---------------------------------

               (a)  Landlord's Address:

               Naxos Schmirgelwerk Mainkur GmbH
               GutleutstraBe 175
               D-60327 Frankfurt/M

               or

               A.A.A. Aktiengesellschaft Allgemeine Anlageverwaltung vorm. Seilwolff AG von 1890
               GutleutstraBe 175
               60327 Frankfurt/M

               (b)  Tenant's Address:

               Equinix, Inc.
               901 Marshall Street, 2/nd/ Floor
___________
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               Redwood City, CA
               Attn: Director of Real Estate

               or

               Equinix, Inc.
               c/o Baker & McKenzie
               Attn.: Dr. Karl-Ludwig Koenen
               Bethmannstrasse 50-54
               60311 Frankfurt

          15.  Exhibits:  A through I, inclusive, which Exhibits are attached
               ---------  -         -
to this Lease and incorporated herein by this reference.

                              PRELIMINARY REMARKS

          The Landlord owns the Property which is registered in folio [*], Fechenheim of the Frankfurt local court and consists of the following lots: Area ("Flur") [*], lots [*], [*], [*], [*], [*], [*], [*].

          It is encumbered as follows:

          At the time of signing hereof, parts of the Property are rented. Abt. II, 1 - 3 No. 3 to be deleted. Abt. III to be deleted or priority granted to Easement. The Leases within the fence-line of Exhibit A will be terminated within thirty (30) calendar days after the signing of the contract.

          Landlord wants to lease and Tenant wants to rent a certain part of the Property ("Site") which is outlined in red on the Site Plan which is attached hereto as Exhibit A. The two Buildings on this part of the Property are First
          ---------
Production Hall, a protected building dating from approximately [*] of [*] m/2/ on one floor and the Second Production Hall of approximately [*] m/2/. Furthermore, there is office space of approximately [*] m/2/ in a building contiguous to the First Production Hall.

          Tenant intends to use the Building for the purposes described in Sec. 11 Lease Summary. For this purpose, Tenant will invest a very important sum into the improvement and fittings of the Building and machines in the Building. Landlord will first improve the structure of the Building as defined in the Work Letter (Exhibit C), Tenant then will do the fit-out.
        ---------

          Tenant expects that it will originally need approximately [*] m/2/ space. If the business volume develops as expected, Tenant will need up to [*] m/2/ of space. Landlord agrees that it will plan and construct the expansion space in cooperation with Tenant if Tenant exercises its options within the period of times as defined in this contract.

          Landlord agrees to give all the permits and support necessary to have Tenant to get the necessary utilities, in particular telecom lines.

____________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          In view of these premises, the Parties hereto agree to enter into the Lease at the following conditions:

                                   ARTICLE 1

                         SITE, BUILDING, AND PREMISES

     1.1  Lease of Premises.  Landlord hereby leases to Tenant and Tenant
          -----------------
leases from Landlord the Site described in Paragraph 4 of the Lease Summary
                                           -----------
("Site") with the Building on such Site.

          In addition, during the Lease Term, Tenant shall lease and have the right to use at no Rental Charge, the Roof Space and the Supplemental Equipment Space around the building, as depicted in Exhibit C. The "Premises" shall include the Building Space, Roof Space and Supplemental Equipment Space, facades. Tenant shall also have right of access to the Building's shafts, conduits, ducts, raceways, risers and roof for the purpose of installing and maintaining Tenant's System.

     1.2  Single Tenant Building.  Tenant shall have exclusive rights of use
          ----------------------
throughout the Lease Term of all common stairways, elevators, sidewalks, plazas and walkways, easements and service alleys surrounding the Building, delivery and loading areas and facilities of the Building, telephone equipment rooms and all other common facilities in or about the Building and the Site, and the appurtenances thereto, as the same may exist from time to time. Such use shall be for Tenant and its customers, agents, employees, assignees, subtenants, licensees and invitees.

     1.3  Preparation of Premises; Acceptance.  The rights and obligations of
          -----------------------------------
the parties regarding the construction of the Premises are stated in the Work Letter attached to this Lease as Exhibit C. If this Lease conflicts with the
                                 ---------
Work Letter, the Work Letter shall prevail. Landlord hereby represents and warrants to Tenant that Landlord shall complete the Premises and Landlord's Improvements, in accordance with the terms and conditions of the Work Letter and that Landlord shall obtain all necessary permits for the construction, at Landlord's expense.

     1.4  Verification of Rentable Area.  The size of the leased building
          -----------------------------
space on which the rent has been computed is determined pursuant to DIN 277
(NGF). Within thirty (30) days after Completion Date or any expansion, Landlord's architect shall calculate and certify in writing to Landlord and Tenant the Rentable Area of the Building or any part or expansion thereof. Corridors, staircases and mezzanine floors (including floors constructed by Tenant) to be part of rentable space. Modifications of building or fit-out by Tenant not to be considered.

          On this final determination of the Rentable Area of the Building, if the Rentable Area is different from that stated in Sections 4 and 5 Lease
                                                   ----------------
Summary, Rent shall be recalculated in accordance with that final determination. The parties shall execute an amendment to this Lease stating the recalculated Rent. If there is a dispute over the Rentable Area of the Building that has not been settled by the date on which Tenant is required to begin paying Rent under this Lease, Tenant shall pay to Landlord the Rent stated in Section 9 Lease
                                                            ---------
Summary until final determination of the Rentable Area. If the Rent after final determination of the Rentable Area is more than the Rent specified in Section 9
                                                                      ---------
Lease Summary, the deficiency must be paid by Tenant to Landlord, without interest, within thirty

(30) days after that final determination. If the Rent after final determination of the Rentable Area is less than the Rent in Section 9 Lease Summary, Landlord
                                              ---------
shall credit the overpayment made by Tenant to the next Rent due, without interest.

     1.5  Space Expansion - Options.
          -------------------------

          1.5.1  First Option to Expand.  Landlord grants to Tenant the option
                 ----------------------
to expand the Premises by including an additional [*] m/2/ ([*]square meters) of contiguous space for the purposes of Tenant in a building to be constructed by Landlord on the land as outlined in blue on Exhibit D1 ("Option Space").
                                               ----------
Tenant must exercise the option to expand by written notice sent by Tenant to Landlord no later than December 31, 2003.

          Upon Tenant's exercise of the option, the Option Space shall be constructed by Landlord at Landlord's expense pursuant to the Work Letter for Option Space (Exhibit E) within 18 (eighteen) months after the exercise of the
              ---------
option by Tenant and submission of the preliminary design criteria which are sufficient for the Landlord to carry out the architectural and engineering work complying with the Hesse Building Code and shall be leased to Tenant pursuant to the provisions of this Lease. The Parties shall cooperate to clear any design discrepancies.

          Rent for the Option Space shall be the Rent per square meter of Rentable Area in effect under this Lease at the commencement of Tenant's occupancy of the Option Space. The Rent payable under this Lease shall be increased by the amount of Rent attributable to the Option Space that is leased by Tenant. The parties shall immediately execute an amendment to this Lease stating the addition of the Option Space to the Premises.

          Upon receipt of Tenant's notice to exercise the option, Landlord shall design and construct such space in accordance with the terms set forth in Exhibit E. The Rentable Area of the Option Space shall be subject to
----------
verification as provided in Section 1.4.
                            ------------

          1.5.2  a) Second Option to Expand - Phase 1 -.  Landlord grants to
                 --------------------------------------
Tenant the option to expand the Premises by including an additional [*] m/2/ ([*]square meters) of contiguous space for the purposes of Tenant in a building to be constructed by Landlord on the land as outlined in orange on Exhibit D2
                                                                   ----------
(Phase 1) ("Option Space"). Tenant must exercise the option to expand by written notice delivered by Tenant to Landlord no later than December 31, 2003.

          Upon Tenant's exercise of the option the Option Space shall be constructed by Landlord at Landlord's expense, pursuant to the Work Letter for Optional Expansion Space (Exhibit E) within 6 (six) months after landlord
                          ---------
obtains necessary permit approval following the exercise of the option by Tenant and submission of the preliminary design criteria which are sufficient for the Landlord to carry out the architectural and engineering work complying with the Hesse Building Code and shall be leased to Tenant pursuant to the provisions of this Lease. The Parties shall cooperate to clear any design discrepancies.

          Rent for the Optional Expansion Space shall be the Rent per square meter of Rentable Area in effect under this Lease at the commencement of Tenant's occupancy of the

_________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Option Space. The Rent payable under this Lease shall be increased by the amount of Rent attributable to the Option Space that is leased by Tenant. The parties shall immediately execute an amendment to this Lease stating the addition of the Option Space or part of it to the Premises.

               1.5.2 b) Second Option to Expand - Phase 2 -. Landlord grants to Tenant the option to expand the Premises by including an additional [*] m/2/ ([*]square meters) of contiguous space for the purposes of Tenant in a building to be constructed by Landlord on the land as outlined in orange on Exhibit D2 (Phases 1 & 2) ("Option Space"). Tenant must exercise the option to
----------
expand by written notice delivered by Tenant to Landlord no later than December 31, 2003.

          Upon Tenant's exercise of the option the Option Space shall be constructed by Landlord at Landlord's expense, pursuant to the Work Letter for Optional Expansion Space (Exhibit E) within 18 (eighteen) months after the
                          ---------
exercise of the option by Tenant and submission of the preliminary design criteria which are sufficient for the Landlord to carry out the architectural and engineering work complying with the Hesse Building Code and shall be leased to Tenant pursuant to the provisions of this Lease. The Parties shall cooperate to clear any design discrepancies.

          Rent for the Optional Expansion Space shall be the Rent per square meter of Rentable Area in effect under this Lease at the commencement of Tenant's occupancy of the Option Space. The Rent payable under this Lease shall be increased by the amount of Rent attributable to the Option Space that is leased by Tenant. The parties shall immediately execute an amendment to this Lease stating the addition of the Option Space or part of it to the Premises.

          1.5.3 For clarification purposes, the Parties state their agreement that the Tenant is free to either not exercise any option or to exercise one, two or all of the options.

     1.6  Verification.  The Rentable Area of the Option Space shall be
          ------------
subject to verification as provided in Section 1.4.
                                       -----------

     1.7  Assignment of Rights and Obligations of Landlord under Development
          ------------------------------------------------------------------
Contracts.
---------

          1.7.1 Landlord shall enter into one or several Development Contracts with a third party ("Developer") providing for the refurbishment of the existing Building pursuant to sections 4 a) and 6 Lease Summary, Article 1.3, Lease Exhibits C, D1, D2 and E to the Lease.

          1.7.2 At Tenant's request, Landlord shall involve Tenant and its architects and engineers in the planning, engineering and construction of the buildings and shall provide Tenant with copies of the Development Contract(s).

          1.7.3 In case that the Developer discontinues the performance of the Development Contract for reasons inherent in the Landlord, the Tenant shall be entitled but not obliged to take over all rights and obligations of Landlord under the Development Contract (including the right to termination) and request performance of the Contract by the

__________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Developer, at Tenant's expense. In such case, the rent that would be payable hereunder would be reduced by the costs thus incurred by Tenant plus interest thereon at the rate of Libor plus 4 % spread evenly over the remaining term of
        -----------------------------
the lease.

     1.8 In the event Tenant finances the refurbishment of the Building in accordance with Sec. 6 Lease Summary upon terms and conditions of a loan
                                     -----------------------------------
agreement to be acceptable to the parties, the amount of financing plus interest
-----------------------------------------
at the rate of Libor plus 4 % thereon shall be repaid by reducing the rent that
-----------------------------
will be payable hereunder spread evenly over five years.

     1.9 In the event that Landlord does not perform or is late in performing by at least two months, any of the build out or construction obligations under this Lease or its obligations to obtain permit by the authorities Tenant shall be entitled, in addition to any other rights that this Lease grants the Tenant in such case, to have the build out or construction performed and/or to have the permit obtained by a third party, at Tenant's cost. Tenant then shall be entitled to the repayment of the costs plus a 15 (fifteen) % surcharge for Tenant's administrative expenses plus interest thereon at the rate of Libor plus
                                                       -------------------------
4 % spread evenly over the remaining term of the lease.
---

                                   ARTICLE 2

                                     TERM

     2.1  Term.  The term of this Lease ("Lease Term") shall commence on the
          ----
Effective Date and shall end upon the expiration of twenty (20) years following said Effective Date plus the number of days between the Effective Date and the first day of the next successive calendar month if the Effective Date occurs on a day other than the first day of a calendar month ("Lease Expiration Date"), subject to any option, renewal or extension rights of Tenant as provided for in this Lease, unless this Lease is earlier terminated as provided in this Lease.

     2.2  Handover Dates.  The obligation to pay rent shall commence on the
          --------------
beginning of the 9/th/ (ninth) month following the month of Handover (Sec. 7 Lease Summary). Upon the determination of the Handover Date, Landlord and Tenant shall execute a written acknowledgement of the Date in a form to be developed by the Parties within the next two months.

     2.3  Substantial Completion of Landlord's Work'.  The work to be done in
          -----------------------------------------
the Premises by Landlord pursuant to the provisions of Exhibit C - Work Letter -
                                                       -----------------------
("Landlord's Improvements") shall be "substantially completed" when Landlord has delivered to Tenant a certificate signed by Landlord's architect and Tenant's architect certifying that the Landlord's Improvements have been completed in accordance with the applicable plans and specifications except for minor punchlist items that will not interfere with Tenant's use and enjoyment of the Premises and, where applicable, a final certificate of occupancy for the Premises has been issued by the applicable governmental authorities.

          Landlord shall diligently pursue completion, in accordance with of the Work Letter (Exhibit C), of any minor details or adjustments that have not been
             ---------
performed at the time Landlord gives the aforesaid notice of substantial completion to Tenant.

          If, after receiving the aforesaid notice from Landlord that Landlord's work is substantially completed, Tenant shall be delayed in installing and completing or having installed and completed any finishing work necessary for the full operation of Tenant's business in the Premises (including, without limitation, the Supplemental Equipment and Tenant's System, by reason of fire, casualty, or other cases of force majeure, then Handover shall be deferred for a period of time equivalent to the period of such delay.

     2.4  Delay in Completion.
          -------------------

          2.4.1  Delay Beyond Scheduled Substantial Completion Date.  If
                 --------------------------------------------------
Landlord, for any reason whatsoever, fails to achieve substantial completion of Landlord's Improvements by the scheduled substantial completion date as described in Exhibit G (the "Scheduled Substantial Completion Date"), the
             ---------
Handover Date and the date as of which rent shall be payable shall be appropriately adjusted and the Tenant may withhold from the first rental payment and subsequent rental payments as may be necessary, as liquidated damages, an amount equal to [*] times the Rent otherwise due for each commenced day after the Scheduled Substantial Completion Date by which Landlord has failed to achieve substantial completion.

     2.5  Options To Extend Term.
          ----------------------

          Landlord grants to Tenant two (2) options to extend the Lease Term ("Extension Option") for a period of five (5) years each ("Option Term"). The Extension Option may be exercised with respect to all or a portion of the Property. If Tenant properly exercises the Extension Option, the Lease Term, as it applies to the entire Premises then leased by Tenant, shall be extended for the Option Term.

          2.5.1  Option Rent.  The rent payable by Tenant during any Option
                 -----------
Term shall be equal to whichever is the greater of (1) the rent payable hereunder plus or minus the index; or (2) the Fair Market Rental Value of the Premises, excluding value of Tenant improvements, as of the commencement of the Option Term. Fair Market Rental Value of the Premises shall be the rental rate, including all escalations, at which tenants lease comparable space as of the commencement of the applicable Option Term. For this purpose, "comparable space" shall be space that is: (a) not subleased; (b) not subject to another tenant's expansion rights; (c) not leased to a tenant that holds an ownership interest in the landlord; (d) not leased to a tenant under a renewal or an extension of a lease; (e) comparable in size, location, and quality to the Premises; (f) leased for a term comparable to the Option Term; and (g) located in comparable buildings with similar zoning.

          2.5.2  Exercise of Option.  To exercise its Extension Option, Tenant
                 ------------------
shall deliver written notice to Landlord which must be put into the mail no less than one hundred fifty (150) days before the expiration of the initial Lease Term or Option Term that has been exercised by Tenant, stating Tenant's intent to exercise its option. The parties shall have thirty (30) days after Landlord receives the option notice in which to agree on the Rent for the applicable Option Term. If the parties agree on the Rent for the Option Term during such thirty (30) day period, they shall promptly execute an amendment in accordance with Subsection 2.5.4.
     ----------------

          If the parties are unable to agree on the Rent in accordance with Subsection 2.5.2 within such thirty (30) day period, then within ten (10) days
----------------
after the expiration of such thirty (30) day period each party, at its cost and by giving notice to the other party, shall appoint a real estate broker with at least ten (10) years recent and continuous full-time commercial brokerage experience in the area and market segment in


-------------
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

which the Premises are located to set the rent for the applicable Option Term. If a party does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the rent for the applicable Option Term. If the two brokers are appointed by the parties as stated in this Section, they shall meet promptly and attempt to set the rent. If they are unable to agree within thirty (30) days after the second broker has been appointed, they shall attempt to select a third broker meeting the qualifications stated in this Section within ten (10) days after the last day the two brokers are given to set the rent. If they are unable to agree on the third broker, either of the parties to this Lease by giving ten (10) days notice to the other party can file a petition with the President of the IHK Frankfurt, solely for the purpose of selecting a third broker who meets the qualifications stated in this Section. Each party shall bear half the cost of the President's appointment of the third broker and payment of the third broker's fee. The third broker, however selected, shall be a person who, directly or indirectly, has not previously provided services, been employed by or acted in any capacity for either party or any affiliate of a party.

          Within thirty (30) days after the selection of the third broker, a majority of the brokers shall set the rent for the applicable Option Term. If a majority of the brokers are unable to set the rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the rent for the Premises during the applicable Option Term. In setting the minimum monthly rent for the Option Term, the broker or brokers shall consider the use to which the Premises are restricted under this Lease and shall not consider the highest and best use for the Premises without regard to the restriction on use of the Premises contained in this Lease. If, however, any determination of the rent is more than five percent (5%) higher or lower than the middle determination of the rent, such determination shall be disregarded. If a determination is disregarded, the remaining two determinations shall be added together and their total divided by two; the resulting quotient shall be the rent for the Premises during the applicable Option Term.

          2.5.3  Withdrawal from Option by Tenant.  After the rent for the
                 --------------------------------
Option Term has been set, the brokers shall immediately notify the parties. If Tenant objects to the rent that has been set, Tenant shall have the right to have the Lease expire at the end of the then current term. Tenant's election to allow this Lease to expire at the end of the then current term must be exercised within thirty (30) days after receipt of notice from the brokers of the rent by letter to the Landlord which must be posted before the end of the thirtieth (30/th/) day.

          2.5.4  Amendment to Lease.  If Tenant timely exercises its Extension
                 ------------------
Options, Landlord and Tenant shall promptly execute an amendment to this Lease extending the Lease Term on the terms and conditions set forth in this Section
                                                                       -------
2.5.
---

     2.6  Holding Over.  Any holding over by Tenant shall not be nor be
          ------------
construed to be a renewal of the term of this Lease but shall constitute a month-to-month tenancy which may be terminated by either party upon thirty (30) days prior written notice to the other party, and shall otherwise be on the same terms and conditions herein set forth.

          Section 568 German Civil Code shall not apply.

                                   ARTICLE 3

                        USE OF PREMISES, NO COMPETITORS

     3.1  Tenant's Use.  The Premises shall be used and occupied by Tenant for
          ------------
the purposes described in Sec. 11 Lease Summary. Landlord warrants to Tenant that the premises are acceptable for Tenant's use according to the zoning plan for the area and that Landlord will obtain all building and utilization permits both for the Buildings which Landlord will improve and both later expansions.

     3.2 Any essential changes of the intended or actual utilization of the Premises by Tenant require the Landlord's prior written consent which may be given on condition that Tenant obtains any necessary permits by the authorities, at Tenant's expense.

     3.3  Landlord's Obligations.  Landlord shall lease space on parts of the
          ----------------------
Property that are not used by Tenant to third parties only for purposes consistent with the maintenance of a first class commercial building of the kind and character of the Building as of the date hereof.

     3.4  Competitors.  Landlord shall not rent other parts of the Property to
          ------------
telecommunication companies, telehouses, data centers, Internet businesses, or other direct competitors.

          Landlord shall not allow any advertising for the above competitors on the Real Property.

                                   ARTICLE 4

                                     RENT

     4.1  Monthly Base Rent.  Tenant shall pay to Landlord the base rent plus an
          -----------------
advance on Service Charges plus VAT ("Monthly Base Rent") in equal monthly installments as set forth in the Schedule of Monthly Base Rent set forth in the Lease Summary, subject to adjustment and recalculation as provided in Subsection
                                                                      ----------
1.4.  Rent shall be paid in advance, after the end of the rent-free period, on
----
or before the third workday of every calendar month during the Lease Term. Payment shall be made to Landlord's account no. 7905151 with Commerzbank AG in Frankfurt/M (BLZ 500 400 00) or at any other account that Landlord may from time to time designate in writing.

     4.2  Default.  In case of default of payment by the Tenant, the Landlord
          -------
shall be entitled to charge default interest of [*]% ([*] percent) p. a. above the respective basic interest rate pursuant to the Transitory Law on Discount Rates and/or, as of January 1, 2002, at the interest rate replacing the basic interest rate unless the Landlord proves a higher or the Tenant proves a lower damage in each case. This shall not affect any right of termination of the Landlord.

     4.3  Initial Payment; Proration.  If any Rent payment is for a period
          --------------------------
shorter than one calendar month, the Rent for that fractional calendar month shall accrue on a daily basis for each day of that fractional month at a daily rate equal to 1/365 of the total annual Rent. All other payments or adjustments that are required to be made under the terms of this Lease and that require proration on a time basis shall be prorated on the same basis.

______________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED
 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     4.4  Service Charges.  Service Charges (ancillary costs and administration
          ---------------
costs) shall be levied in the form of monthly advance payments and shall be counted for by the landlord on an annual basis. The conciliation of the prepaid with the payable costs shall be done in the form of an additional payment by the Tenant or a credit by the Landlord on the rental payment day that follows the month on which the landlord had submitted the computation to the Tenant.

          4.4.1 Service Charges within the meaning of this Lease Agreement shall be charges, contributions, fees and costs arising or accruing now or in the future to the Landlord from the Site (not all of the Real Property) Building or economic unit (the latter includes ancillary buildings, garages/underground garages, equipment and fit outs) and/or its intended utilisation, in particular the costs

                 - for all current public charges, real estate tax, garbage removal, chimney sweeping, sewage, water supply and drainage (including rain water/surface water);

                 - for road cleaning, removal of snow and ice/strewing, cleaning and maintenance of pavements, roads, parking lots as well as upkeeping and cleaning of all outside facilities, green and garden areas;

                 - for cleaning of common areas of the buildings, cleaning and upkeeping of outside glass and facade areas as well as vermin control;

                 - for the operation and lighting of common areas of the buildings and outside facilities, including replacement of used means of lighting as well as regular safety control;

                 - for the operation and maintenance of common technical equipment and facilities as well as for the utilisation of general communication systems (high frequency cable etc.);

                 - for all reasonable risk insurance coverage of the property (not including insurance against loss of rental), for all necessary third-party liability insurances as well as for the safety controls demanded under the insurance contracts;

                 - for housekeeper or for housekeeper services rendered by other parties as well as supervision services and doorkeeper;

                 - for the property management. As regards these costs, a monthly lump-sum in the amount of one percent (1 %) of the rent (without advance for ancillary costs plus statutory Value Added Tax is agreed upon ("Lump-Sum Management Fee"). The Lump-Sum Management Fee in respect of which no further proof of costs is required shall also be owed if the Landlord manages the object himself;

                 - all other operating cost pursuant to Appendix 3 to Sec. 27, 2/nd/ Berechnungs Ordinance;

                 - additional costs for 24 hour service pursuant to Sec. 6.1 below;

                 -  all insurances wished by the Tenant;

                 -  water costs pursuant to Sec. 6.2.

          4.4.2 To the extent such costs arise anew or are increased in connection with a proper management, they may be apportioned by the Landlord to the Tenant as of the time they arise or are increased and adequate advance payments may be determined in this respect. To the extent that the Landlord does not have any up-to-date real estate tax assessments, the anticipated charges for real estate tax shall be calculated.

          4.4.3 To the extent that the above ancillary costs are apportioned among the tenants of the Object, Landlord shall determine the allocation key and the allocation period in its discretion by safeguarding the principle of equal treatment of all tenants and by taking into account the applicable statutory provisions. In case of doubt, the accounting for these ancillary costs shall be made in the ratio of the respective Leased Areas of the Premises to the Leased Areas of the Property.

          4.4.4 The proper removal of refuse, that will not be picked up as house refuse (in particular special refuse and hazardous material as well as bulky refuse such as packaging etc.), shall be the responsibility of Tenant. Tenant shall also be responsible for properly storing such refuse temporarily until same has been disposed of, Landlord shall, however, endeavour to assist in this respect to the extent possible.

          4.4.5 If the accounting of the Landlord should show an increase or a reduction of the costs, the advance payments for the next following accounting period shall be adequately increased and/or reduced.

          4.4.6  Statement of Actual Direct Expenses and Payment by Tenant.
                 ---------------------------------------------------------
Landlord shall give to Tenant on or before the first day of April following the end of each Expense Year a statement ("Statement") stating the Service Charges incurred or accrued for that preceding Expense Year and indicating the amount, if any, of any excess of costs over advance payments or vice versa ("Excess"). The Statement shall be prepared in accordance with Generally Accepted Accounting Principles and this Lease, and shall be certified to be true and correct by Landlord.

          On receipt of the Statement for each Expense Year ending during the Lease Term for which an Excess exists, Tenant shall pay, with its next installment of Monthly Base Rent due, the full amount of that Excess or Landlord shall repay the Excess to Tenant.

          4.4.7  Landlord's Books and Records; Tenant's Audit Rights.  Tenant
                 ---------------------------------------------------
and its authorized representatives may examine, inspect, audit, and copy the records of Landlord regarding each Statement at Landlord's office during normal business hours at any time during the Lease Term. The payment of the amounts shown on the Statement by Tenant shall not preclude Tenant from questioning the correctness of any item of the Statement subject to the rights in this Section
                                                                       -------
4.3.
---

          Tenant and its authorized representatives shall have the right, at Tenant's cost and on no less than ten (10) days' prior written notice to Landlord and during Landlord's normal Business Hours, to audit Landlord's records regarding service charges, at Landlord's principal accounting offices. Tenant shall bear all fees and costs of the audit, unless the parties determine that service charges and Tax Expenses taken as a whole as respects the Premises for any calendar year were overstated by two percent (2%) or more. In that event, Landlord shall pay for the reasonable costs of that audit.

     4.5  Payment of VAT.  Tenant shall pay VAT on rent and service charges at
          --------------
the rate in force from time to time, at present 16%.

          Tenant states that Tenant will perform entrepreneurial activities in the premises within the meaning of the German Turnover Tax Act and that Tenant will exclusively utilize the premises for turnovers which are subject to deduction of prior tax. Tenant shall deliver to Landlord, upon the latter's substantiated request a written declaration, for submission to the competent tax office by Landlord, to the effect that Tenant utilizes the premises exclusively for turnovers which do not exclude the deduction of prior tax. To the extent that Landlord must furnish further proof in this regard to the tax authorities, Tenant shall be obligated to furnish the pertinent proof to Landlord or directly to the tax authorities.

          Tenant agrees that it will continue the entrepreneurial activities within the meaning of the Turnover Tax Law during the term hereof. In case it turns out during the term hereof, that the entrepreneurial activities of Tenant within the meaning of the Turnover Tax Act have ceased to be performed, Tenant shall be liable to compensate the damage to Landlord which is caused to Landlord by the fact that the tax authorities do not accept the fact that Tenant continues its entrepreneurial activities and, for this reason, Landlord can deduct prior tax.

          Landlord agrees to provide Tenant any documents which Tenant may require in order to deduct the turnover tax paid by Tenant to Landlord as pretax.

                                   ARTICLE 4a

                              SECURITY, INDEXATION

          4a.1  Security.  Tenant shall furnish (1) a Parent Company Guarantee
                ---------
upon signature of the lease; (2) the security (LC) per Section 10 Lease Summary by December 4/th/, 2000 (four (4) months after signing of the lease) amounting to [*] ([*]) times the monthly Base Rent plus Service Charges plus VAT which shall be reduced to three months' rent after the lapse of the first three years after signing of this contract, in the form of a surety by a U.S. Bank with a branch in Germany with the text provided in Exhibit H.
                                     ---------

          Aforementioned surety shall be renewed annually since pursuant to American banking practice Tenant cannot issue bank guarantees longer than for a period of 12 months. Surety to provide that it will not expire before Landlord has received replacement surety.

          4a.2  Indexation
                ----------

__________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               4a.2.1 In case that the monthly price index for the cost of living of all private households in Germany (1995 = 100) as determined by the Federal Bureau of Statistics, Wiesbaden, every month, has gone up or down by more than 10% compared to its level on 7/th/ February 2000 or in the month of any adaptation of the rent pursuant to this Sec. 4.a.2.1, the rent shall be increased or decreased by the same percentage. The change of the rent shall enter into effect as of the first day of the month which follows the month in which the Federal Bureau of Statistics has publicised the 10% change of the said index.

               4a.2.2 The foregoing adjustments shall be made automatically so that the amount adjusted to the index change is owed without special demand as of the beginning of the month in question. For as long as the Tenant has not received a written new calculation from the Landlord, a default in payment cannot occur.

               4.a.2.3 The Parties hereto jointly assume that the above mentioned index clause shall be deemed to have been approved in accordance with
(S) 4 para. (1) of the Regulation on Price Clauses of September 23, 1998 and does not constitute an inadequate disadvantage to either party hereto within the meaning of (S) 2 of the Regulation on Price Clauses. If (S) 4 para. (1) of the Regulation on Price Clauses should not apply and/or a required approval should not be granted, the parties hereto undertake to agree on clauses which can be approved and which come as close as possible, economically, to the above index clause.

               4a.3    Financing by Landlord. In case Tenant assist Landlord in
                       ---------------------
the financing of the build out costs, the letter of credit (Sec. 4a.1) shall be returned to Tenant
            ------

                                   ARTICLE 5

                                  MAINTENANCE

     5.1  Maintenance of Building and Premisess. Except as otherwise provided in
          -------------------------------------
this Lease, during the Lease Term, Landlord, at its expense, agrees to maintain the Building and the Property in first class condition. This obligation shall include the maintenance and repair of any elevator, sewage, electrical, telecom (except for Tenant's individual electrical water and telecom equipment and systems, which shall be maintained by Tenant), water supply, foundation, superstructure, structural roof, roofing membrane, exterior walls and glazing (including, without limitation, curtain wall), and other structural members and parts of the Building, all ordinary maintenance of the exterior portions of the Building such as painting and/or washing the exterior walls and windows, maintaining the exterior portions of the Building, polishing or waxing any exterior components, rubbish removal. In addition, Landlord's obligation to maintain the Building and Premises shall include the cleaning and maintaining of all exterior lighting, signage, sidewalks, hardscape, parking lot surface, fencing, irrigation, landscaping and loading docks located on the Real Property, except for Tenant's Supplemental Equipment Space, which shall be maintained by Tenant. In performing its maintenance obligations hereunder, Landlord shall take all reasonable efforts to minimize any interference with Tenant's operations.

          Tenant shall be responsible for repairs to Tenants improvements inside the buildings.

          Landlord shall be exclusively responsible for the Real Property outside the Site.

     5.2  Maintenance by Tenant. Tenant shall be responsible for the
          ---------------------
maintenance, including repair and/or replacement desired by Tenant, of its Supplemental Equipment and all other equipment, fixtures, and other personal property owned by Tenant and used in connection with the Premises as well as for decorative repairs inside the Building.

     5.3  Floorload. Landlord guarantees that the ground floors of the buildings
          ---------
can bear loads of 2,500 kg/square meter, with the exception of the Office which will bear 750 kg/square meter. This load may only be exceeded after prior written consent of Landlord.

     5.4  Visitors. Tenant shall be responsible for damage to Landlord's
          --------
property caused by visitors, suppliers and craftsmen of Tenant, at least negligently.

                                   ARTICLE 6

                            UTILITIES AND SERVICES

     6.1  Standard of Operations. Landlord shall operate the Premises, Building
          ----------------------
and Real Property in accordance with the standard of operation at least commensurate with the general standard of operation of other buildings and building projects located in Frankfurt/Main that are comparable in age, location, quality of construction, services and amenities to the Premises, Building and the Real Property.

          In addition, Landlord shall provide, for the use by Tenant and its customers, agents and employees on a 24 hour by 365 days basis, ("Business Hours"), building utility services and building maintenance personnel who shall be on duty in the Building or reasonably available to Tenant and capable of immediately performing any services or work required.

     6.2  Landlord to Provide Utilities. Landlord shall furnish unheated water
          -----------------------------
from mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and heated water for lavatory purposes from regular building supply in such quantities as required for the comfortable and normal use of the Premises. Tenant shall pay Landlord, as Additional Rent, for any additional water which is furnished for any other purposes. The amount that Tenant shall pay Landlord for such additional water shall be the average price per liter charged to the Landlord for the Building by the entity providing water.

          Landlord hereby agrees that Tenant takes groundwater which is needed for Tenant's operations from a well to be drilled by Tenant on the Property, at Tenant's own expense. Landlord makes Tenant aware of the fact that Tenant needs a permit of the authorities for the drilling of the well and the taking of groundwater which permit, in the experience of Landlord, may not be granted. Landlord will support Tenant's application to the competent authority but does not accept any warranty that the permit will be granted.

     6.3  Tenant Services.
          ---------------

          6.3.1  Heating and air conditioning ("HVAC") service in the Premises
                 ----------------------------
will be provided by Tenant, at Tenant's sole cost and expense, through separate package units which shall be subject to the direct control of Tenant. Subject to Landlord's prior written approval of Tenant's plans and specifications, such approval not to be unreasonably withheld or delayed, Tenant shall have the right at its option to install in a location or locations within the Building Space, Roof Space and/or Supplemental Equipment Space, and have direct control over, "Tenant's HVAC Equipment" and other equipment as described in Article 18 below. The acquisition and operation of Tenant's HVAC Equipment
   ----------
(including without limitation the purchase, installation, and maintenance thereof) shall be at Tenant's sole cost and expense, and the electrical consumption resulting from Tenant's usage of Tenant's HVAC Equipment as well as the costs of availability's of the electricity shall be separately metered, billed to Tenant and paid by Tenant.

          6.3.2 Tenant shall have the right, at Tenant's sole cost and expense and subject to Landlord's prior approval of the plans and specifications, which approval shall not be unreasonably withheld or delayed, to install at Tenant's expense and have direct control over transformer(s) to obtain an electrical supply for the Premises providing up to 45,000 amps at 400 volts or as otherwise required, three-phase wiring, through a number of separate cables run to the Premises. The cost of such electrical supply as well as the costs of availability and all other electricity provided to the Premises shall be separately metered to the Premises at Tenant's sole cost and expense (including without limitations, the cost of any metering equipment or the installation cost thereof).

          Tenant shall pay directly to Supplier when due the cost of all electricity provided to and/or consumed in the Premises and by all of Tenant's equipment (including without limitation Tenant's HVAC Equipment);

          In addition, Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises. In the event Tenant desires electric power in excess of the level set forth in the first sentence in this Section 6.3.2 or available from Landlord ("Additional
                 -------------
Electrical Supply"), Tenant may, at its own expense, elect to make direct arrangements with an electrical supplier to obtain such Additional Electrical Supply directly. Landlord agrees to cooperate with Tenant and the Supplier, reasonably and in good faith in this regard.

          6.3.3 Landlord shall not provide janitorial or security services to the Premises other than those listed in Section 6.1 above. Tenant shall be solely responsible, at Tenant's sole cost and expense, for keeping all areas used by Tenant, in a neat, clean, safe and secure condition, and for performing all janitorial services and other cleaning of the Premises appropriate to maintain the Premises in a manner consistent with the quality of the Building.

     6.4  Failure to Furnish Utilities.  Rent of any kind provided in this Lease
          ----------------------------
shall be equitably abated in the event Tenant, for whatever reason, is unable to obtain any of the Building's utility systems serving the Premises for a period of twenty-four (24) hours, unless the damage or defective condition relating to such systems is caused by Tenant, its employees, licensees or invitees. The amount of abatement shall be determined according to the extent such unavailability interferes with Tenant's normal business operations on the Premises. In the event of any stoppage or interruption of services, Landlord shall use its best efforts to restore said services as soon as possible. Notwithstanding anything stated to the contrary herein, Tenant shall have the right, at its option, to terminate this Lease if any such stoppage or interruption of said services continues for any reason for more than thirty (30) consecutive days and such stoppage or interruption materially interferes with Tenant's use of the Premises.

                                   ARTICLE 7

                         ALTERATIONS AND IMPROVEMENTS

     7.1  Alterations to Premises by Tenant. During the Lease Term, except as
          ---------------------------------
set forth in the Work Letter, Tenant shall make no alterations, installations, additions, or improvements to the Premises that materially affect or impair the structural integrity of the Building without submitting to Landlord plans and specifications therefor and obtaining Landlord's written consent, which consent will not be unreasonably withheld or delayed.

          Landlord, without any cost to itself, shall cooperate with Tenant in securing building and other permits and authority necessary from time to time for any work permitted under this Lease.

          Tenant may at any time remove any equipment and trade fixtures installed by Tenant in the Premises and replace the same with equipment or fixtures of the same general type, size and configuration without the consent or approval of the Landlord. Improvements made by Tenant at any time to the Premises during the Lease Term shall be and remain the property of Tenant.

          Upon the expiration or earlier termination of this Lease, with respect to improvements made by Tenant hereunder or under the Work Letter, as well as installations, equipment and fixtures including Supplemental Equipment (Art.
18), Tenant shall have the option of: (1) leaving all or part of such improvements etc., in which case they shall be deemed to be the property of Landlord upon the date of termination; or (2) removing all or part of such improvements etc. before termination of the Lease and Tenant repairs any damage caused to the Premises from removing such improvements, ordinary wear and tear excepted. Alternative (1) only to apply in case of Landlord's consent.

     7.2  Consent. To the extent the Landlord's consent is required pursuant to
          -------
this Section 7, Landlord shall within five (5) days after its receipt of written notice from Tenant requesting Landlord's consent, which such request shall include information necessary for Landlord to render such consent (including, without limitation, plans and specifications, permits and licenses, as necessary), either (i) give its written consent to the alteration, or (ii) deny its consent to the alteration setting forth the reasons for such denial. If Landlord fails to respond within such five (5) day period, then Landlord shall be deemed to have consented to the alterations.

     7.3  Landlord's Right to Change the Real Property.  Except as otherwise
          --------------------------------------------
expressly provided in this Lease (including its obligations for maintenance and repair in Article 5), Landlord shall make no change to the Site (including the
          ---------
parking areas) or to the Building without the prior written approval of the Tenant.

                                   ARTICLE 8

                                    PARKING

          Included in Tenant's Rent is the right of Tenant's employees, independent contractors, customers and invitees to have the right to use free of charge the 25 (twenty five) parking spaces depicted on Exhibit C to be constructed by Landlord at it's expense, at the location outlined in the Site Plan (Exhibit C), by Handover.
      ---------

                                   ARTICLE 9

                            INSURANCE AND INDEMNITY

     9.1  Fire and Extended Coverage Insurance. At all times during the term of
          ------------------------------------
this Lease, Landlord shall keep the Building (excluding the land) insured against damage and destruction by fire, vandalism, and other perils covered by the broadest extended coverage endorsement obtainable in the amount of One Hundred Percent (100%) of the full replacement value of the Building (excluding the land) in its entirety, including debris removal, subject to customary and reasonable deductible amounts. The insurance policies required above shall provide that the replacement cost of the Building (excluding the land) shall be redetermined by Landlord subject to approval by Tenant in intervals of no more than one year. Such insurance shall insure the interests of both Landlord and Tenant in the Building, as their respective interests may appear from time to time, and shall name Tenant as additional insured.

          Tenant shall himself insure the Supplemental Equipment (Article 18 hereof) and shall request that its customers insure their Equipment on the Premises.

          Prior to Handover the Parties shall insure its own installations.

     9.2  Proceeds.  All moneys collected from the insurance company or
          --------
companies from damage or destruction to the Building, or any part thereof, shall be held by Landlord in trust to be used and applied exclusively in accordance with Article 10 ("Destruction and Untenantability of Premises").
     ----------

     9.3  Liability Insurance - Tenant.  Tenant agrees to purchase at its own
          ----------------------------
expense and to keep in force during the term of this Lease, a policy or policies of comprehensive liability insurance, including public liability and property damage (but excepting from the policy coverage, injuries or damage to persons or property resulting from the negligence of Landlord or from Landlord's breach of any of Landlord's covenants in this Lease). Tenant agrees to purchase special environmental liability insurance in order to adequately cover any risk which is caused, by Tenant's operations.

     9.4  Waiver of Subrogation.  The parties release each other, and their
          ---------------------
respective authorized representatives, from any claims for damage to any person or to the Premises and the Building and other improvements in which the Premises are located, and to the fixtures, personal property, tenant's improvements, and alterations of either Landlord or Tenant in or on the Premises and the Building and other improvements in which the Premises are located that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

     9.5  Other Insurance Matters. In the event either party receives a thirty
          -----------------------
(30) day written notice of cancellation concerning any of the required policies, or should either party fail to have in effect the required coverage at anytime during this Lease, the party for whose benefit such insurance is carried may give notice to the other party to reinstate or acquire the affected coverage. Should the party required to carry such insurance fail to reinstate or acquire the affected coverage within ten (10) days of the other party's notice to reinstate or acquire such coverage, the other party shall have the right to obtain such insurance and reinstate or acquire the affected coverage, and the party required to carry such insurance shall reimburse the other party for the cost thereof.

          A copy of each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at least twenty (20) days prior to the Handover, and on renewal of the policy, not less than twenty (20) days before expiration of the term of the policy. The cost of all insurance required to be carried by Landlord hereunder shall be a Direct Expense for which Tenant shall be obligated to pay its Tenant's Share thereof.

                                  ARTICLE 10

                  DESTRUCTION AND UNTENANTABILITY OF PREMISES

     10.1  Loss - Insured or Uninsured. If during the Lease Term, the Premises
           ---------------------------
or any portion thereof is damaged by fire, earthquake or other casualty or other peril, Landlord shall with all due diligence repair or rebuild the Building and the Premises to the condition at least equal to that existing immediately prior to said damage. In connection therewith, Landlord shall use any such insurance proceeds for such purpose, together with any insurance proceeds received by Tenant by reason of insurance on improvements made by it in excess of the actual amount needed to replace or restore Tenant's improvements, fixtures and equipment, provided that any such proceeds received by Tenant shall only be used for the replacement or restoration of Tenant's improvements, fixtures and equipment.

     10.2  Major Damage. "Major damage" to the buildings is defined as damage to
           ------------
such extent that the estimated cost of full repair of such damage is greater than fifty percent (50%) of the then full replacement value of the buildings. Any other damage to the buildings from any such casualty or risks shall be deemed to be "non-major."

     10.3  Tenant's Option to Terminate in Certain Events. If during the Lease
           ----------------------------------------------
Term the buildings or any portion thereof receives damage the effect of which is to render the Premises untenantable, in Tenant's opinion, for continued occupancy for a period of one hundred and eighty (180 ) days or more, then Tenant shall have the option to terminate this Lease upon thirty (30) days' notice to Landlord. This right of termination shall be independent from, and in addition to, any other right of termination Tenant has under the Lease or under law.

     10.4  Landlord's Option to Terminate in Event of Major Damage to Buildings.
           --------------------------------------------------------------------
If during the Lease Term the buildings or any portion thereof receives major damage, Landlord shall have the option to terminate this Lease on sixty (60) days' written notice to Tenant. Notwithstanding the foregoing, Landlord shall have the absolute obligation to rebuild the buildings after major damage in the manner set forth in Section 10.1 if either (a) the insurance proceeds are
                    ------------
sufficient to pay for such rebuilding and Tenant does not elect to terminate this Lease under Section 10.3 above, or (b) Tenant gives notice, in writing,
                 ------------
prior to the expiration of the sixty (60)-day period set forth above, that it desires to have the buildings, or so much thereof as may be necessary to constitute a complete architectural unit, restored to a condition which will provide Tenant with suitable facilities, satisfactory in Tenant's sole opinion for its continued use of the Premises, and that Tenant will supply additional funds, if any, that may be necessary, in addition to any insurance proceeds, to pay for such partial rebuilding. If Tenant gives such notice to Landlord, Tenant and Landlord shall each agree upon the plans and specifications for such rebuilding, the cost thereof, and the method by which Tenant shall supply to Landlord the additional funds necessary for such rebuilding, and the Rent necessary for such rebuilding, and the Rent paid by Tenant shall be equitably reduced in accordance with its contribution of additional funds toward such rebuilding by amortizing such contribution over the then remaining Lease Term.

     10.5  Abatement of Rent. In the event that after any damage or destruction
           -----------------
this Lease is not terminated in accordance with its provisions, Rent shall be equitably prorated and abated during the period commencing with the date of the casualty and continuing until such repairs are completed in the proportion that the Rent of the part usable by Tenant for the normal operation of Tenant's business on the Premises bears to the rental of the total space then leased by Tenant, taking into consideration the rental rate per square foot of Rentable Area of the Premises for which the proration is made and any adverse effects and disruptions to Tenant's business caused during the period of such repairs.

                                  ARTICLE 11

                                   SURRENDER

           Tenant covenants that on the last day of the Lease Term or on the last day of a renewal or extension of this Lease, it will peaceably and quietly leave and surrender the Premises in as good condition as they are on the Commencement Date (or the date such individual Unit is delivered to Tenant), ordinary wear and tear, repairs and replacements required to be made by Landlord, loss by fire, casualty and causes beyond Tenant's control, and alterations, additions and improvements herein permitted, excepted.

                                  ARTICLE 12

                        TRANSFER OF TENANT'S INTEREST

     12.1  Assign, Sublet.
           --------------

           12.1.1 Except with respect to Customers and affiliates or assigns (as that term is defined below), Tenant shall not either voluntarily, or by operation of law, assign, this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

           It is reasonably withheld, for example, if (a) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (b) the use of the Premises by the proposed assignee or subtenant will not be for the use permitted by this Lease.

           12.1.2 Tenant shall have the right, without Landlord's consent, upon thirty (30) days advance written notice to Landlord, to assign the Lease or sublet the whole or any part of the Premises to any entity that controls, is controlled by or is under common control with Tenant or to which substantially all of the assets of Tenant may be transferred (each of the transactions referenced above in this subparagraph (i) are hereinafter referred to as a

"Permitted Transfer" and each surviving entity shall hereinafter be referred to as a "Permitted Transferee"); provided that such Permitted Transfer is subject to the following conditions:

                    (i) Tenant, to the extent Tenant survives such transaction, shall remain fully liable under the terms and conditions of the Lease;

                    (ii) Any such Permitted Transferee shall be subject to all of the terms, covenants, and conditions of the Lease except as otherwise specifically provided in this Lease;

                    (iii) Any such Permitted Transferee expressly assumes the obligations of Tenant under the Lease;

                    (iv) Such Permitted Transferee has a net worth at least equal to the net worth of Tenant as of the date of this Lease.

     12.2  Co-Location Agreements. Landlord acknowledges that Tenant's business
           ----------------------
to be conducted on the Premises requires the installation on the Premises of certain communications equipment by telecommunications customers of Tenant ("Customers") in order for such Customers to interconnect with Tenant's terminal facilities or to permit Tenant to manage or operate their equipment. Notwithstanding anything contained elsewhere in this Article 12, Landlord hereby
                                                     ----------
consents in advance to any sublease, license agreement, "Co-Location Agreement" or like agreement (collectively, "Co-Location Agreements") between Tenant and such a Customer for the purpose of permitting such an arrangement as is described in this Section 12.2. The effectiveness of such advance consent as to
                  ------------
a particular Customer's Co-Location Agreement is conditioned on Tenant not giving such Customer any rights not given Tenant under this Lease.

                                  ARTICLE 13

                                   EASEMENT

     13.1 Landlord agrees to take all necessary steps in order to register an Easement ("beschrankte personliche Dienstbarkeit") in favor of Tenant as per
Exhibit I on the Property.  Tenant agrees to take all necessary steps in order
---------
to deregister the Easement upon termination of this Lease.

     13.2 The Easement shall rank before all encumbrances other than Encumbrances II 1 and 2. The text of the "Bewilligung" shall be as in Exhibit I
                                                                      ---------
hereto. Tenant shall bear the costs of registration of the Easement.

     13.3 Landlord shall submit the application for registration to the Frankfurt Local Court - land register - after Tenant has put up the Security (Section 4a.1) for Landlord. If the Easement is not registered with proper priority within two months after Tenant has provided the security to Landlord, the obligation to pay rent shall begin two days later than provided in Section 9
(b) Lease Summary for each day of delay of registration.

     13.4 Landlord agrees not to sell the Property before the Easement has been registered.

                                  ARTICLE 14

                         ENVIRONMENTAL REPRESENTATIONS

     14.1  Definition of "Hazardous Materials."
           ----------------------------------

           "Hazardous Material" shall mean any (a) oil, flammable substances,
            ------------------
explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Hazardous Materials Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable law or under the regulations adopted or publications promulgated pursuant thereto; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other Person coming upon the Project or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment.

     14.2  Compliance with Laws. Landlord represents and warrants ("sichert zu")
           --------------------
to Tenant that at the Handover Dates (and as respects Option Space, at the date of delivery of any respective Option Space to Tenant), the Premises, the Building and the Property are in compliance with all Hazardous Materials Laws. Landlord shall take all commercially reasonable action to keep the Project, the Building and the Premises in compliance with Hazardous Materials Laws during the term of the Lease; in particular, Landlord shall be responsible for any additional clean-up of hazardous materials which existed on the Property at the time of the Handover which may be required by new environmental local or other legislation.

     14.3  Submission of Certificate. Landlord agrees to deliver Tenant a
           -------------------------
statement of the competent governmental authority, prior to Handover, stating that the authority has convinced itself that hazardous ("schadliche") effects on the user and/or that no further measures for waste removal ("altlastenbedingte Maanahmen") are required for the planned commercial utilization.

     14.4 In case that unexploded ordinance or graves are found in the course of Tenant's excavation work, Landlord shall be responsible for their removal. Landlord shall pay the reasonable costs of any site survey by "Kampfmittelraumdienst".

     14.5 Landlord shall compensate Tenant for the cost of the Arcadis invoice(s) up to an amount of DM 21,000 plus VAT. In addition Landlord shall compensate Tenant for any reasonable costs associated with Tenant's or Tenant's subcontractors monitoring of Landlord's implementation of the site cleanup per
               ----------
Exhibit C up to DM 15,000 plus VAT.

                                  ARTICLE 15

                         INSPECTION AND ENTRY BY OWNER

     15.1  Landlord's Right of Entry. Landlord and its agents shall have the
           -------------------------
right at any reasonable time and upon at least seven (7) days written notice to Tenant, to enter upon and escorted by Tenants representative the Premises so long as it does not interfere with the business activities of Tenant on the Premises, for the purpose of inspection, serving or posting notices, maintaining the Premises, making any necessary repairs, alterations or additions to any portion of the Premises to the extent required or permitted to Landlord under this Lease.

     15.2  Restrictions on Entry. Except in an emergency, when accompanied by an
           ---------------------
authorized representative of Tenant or with the express prior written approval of Tenant, Landlord shall not enter Tenant's special security areas ("Special Security Areas"), and any other security areas so designated by notice from Tenant in the future. Landlord shall observe any and all reasonable rules and regulations that Tenant may adopt as respects access to the Special Security Areas.

     15.3  Emergency Entry. Despite any other provision of this Section 15,
           ---------------                                      ----------
Landlord and Landlord's agents may enter the Premises, including the Special Security Areas, without any advance notice when necessary to address emergency situations. For purposes of this section, an emergency situation is one that poses a threat of imminent bodily harm or substantial property damage. If Landlord makes an emergency entry onto the Premises when no authorized representative of Tenant is present, Landlord shall provide prompt telephone notice to Tenant after that entry and shall take reasonable steps to secure the Premises until a representative of Tenant arrives at the Premises.

                                  ARTICLE 16

                                    NOTICE

     16.1  Notices. All notices (including requests, demands, approvals, or
           -------
other communications) under this Lease shall be in writing.

           16.1.1   Method of Delivery. Notice shall be sufficiently given for
                    ------------------
all purposes as follows:

                    (a) When personally delivered to the recipient, notice is effective on delivery.

                    (b) When mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery.

                    (c) When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by return receipt.

                    (d) When delivered by overnight delivery with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the delivery service.

                    (e) When sent by telex or fax to the last telex or fax number of the recipient known to the party giving notice, notice is effective on receipt as long as (1) a duplicate copy of the notice is promptly given by certified mail or by overnight delivery or (2) the receiving party delivers a written confirmation of receipt. Subject to the foregoing requirements, any notice given by telex or fax shall be considered to have been received on the next business day if it is received after 5 p.m. (recipient's time) or on a nonbusiness day.

     16.2  Refused, Unclaimed, or Undeliverable Notices. Any correctly addressed
           --------------------------------------------
notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

     16.3  Addresses. Addresses for purposes of giving notice are as set forth
           ---------
in the Lease Summary or such other address as a party may designate from time to time.

                                  ARTICLE 17

                                    SIGNAGE

           Tenant shall have the exclusive right throughout the term of this Lease, at Tenant's sole cost and expense, to erect signage on the exterior of the Building, and on the Real Property, provided, however that such signage shall conform with all applicable Laws and Orders.

                                  ARTICLE 18

                            SUPPLEMENTAL EQUIPMENT

     18.1  Supplemental Equipment. Tenant shall have the right to install, on
           ----------------------
the terms and conditions set forth herein, at Tenant's sole cost and expense, the following:

           18.1.1 A heating, ventilating and air conditioning system and related connections to the Premises (the "Tenant's HVAC Equipment") within the Building Space and/or on the Roof and/or outside on the Supplemental Equipment Space.

           18.1.2 A dry-pipe, FM 200 or gas-based fire suppression system (the "Fire-Suppression System") in the Premises. In connection with Tenant's installation of the Fire Suppression System, Tenant shall have the right to disconnect and cap, if necessary, in compliance with applicable law, any existing fire-suppression system in the Premises.

           18.1.3 Emergency generators within the Building and/or on the Roof or on the Supplemental Equipment Space ("Tenant Generators") together with, if required, corresponding remote radiators ("Radiators"). Tenant shall install Tenant's Generators and Radiators in compliance with all applicable law, and shall be solely responsible for all costs and expenses incurred in connection with the installation, maintenance and operation thereof.

           In addition, from and after expansion of the Premises in accordance with the terms of this Lease, Landlord shall permit Tenant to install, at Tenant's sole cost and expense additional emergency generators (the "Expansion Generators") In addition, in the event Tenant elects to install the Expansion Generators, Tenant shall, subject to the requirements of this Section 18, be permitted to install at its sole cost and expense, additional Fuel Tanks and Radiators.

           18.1.4 The Electrical Equipment and other items required.

           18.1.5 Such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the "Connecting Equipment") in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect Tenant's HVAC Equipment, Tenant's Generator Equipment, the Generator Fuel Tank, the Electrical Equipment and the Fire-Suppression System to Tenant's System and other machinery and equipment in the Premises.

           18.1.6 Aluminum conduits ("Conduit") running from and within the Premises and two (2) minimum points of entry in the Building to connect with the fiber optic network of Tenant's chosen fiber optic service providers. Tenant may also install conduit through trenches as described in section 13.2.

           18.1.7 New telecommunications lines and related equipment (collectively "Lines") in the Tenant's Conduit.

           18.1.8 All of the above items are sometimes collectively referred to as the "Supplemental Equipment."

     18.2 Tenant shall obtain any required permits for its works at its own risk and expense.

                                  ARTICLE 19

                                 MISCELLANEOUS

     19.1  Word Usage. Unless the context clearly requires otherwise: (a) the
           ----------
plural and singular number shall each be considered to include the other; (b) the masculine, feminine, and neuter genders shall each be considered to include the others; (c) "shall," "will," "must," "agrees," and "covenants" are each mandatory; (d) "may" is permissive; (e) "or" is not exclusive; and (f) "includes" and "including" are not limiting.

     19.2  Entire Agreement. This Lease, including all exhibits, contains all of
           ----------------
the terms, covenants, conditions and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the terms, covenants, conditions and provisions of this Lease cannot be altered, changed, modified or added to, except in writing and signed by Landlord and Tenant. All references herein, directly or indirectly, to the term of this Lease shall also be deemed to include any extensions or renewals thereof provided Tenant herein, unless expressly provided to the contrary.

     19.3  Governing Law. This Lease shall be governed exclusively by its
           -------------
express provisions and by the laws of the Federal Republic of Germany.

     19.4  Invalidity. If any term or provision of this Lease, or the
           ----------
application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

     19.5  Written Form.  Oral side agreements do not exist.  Amendments of and
           ------------
supplements to this Lease as well as any other statements of one party to the other party are only valid if in writing. In case that a written statement has to be made by a certain date, it shall be sufficient if it is put into the mail by registered letter by such date.

           The parties hereto agree to take all action and make all statements required in order to meet the statutory requirement of the written form, in particular in connection with the conclusion of amendments and supplements and not to terminate this Lease on the basis of the grounds that the statutory written form may not have been complied with. The parties hereto furthermore agree that any non-observance of the written form as required by Section 125 Second Sentence German Civil Code shall not affect the validity of this agreement.

     19.6  Euro Clause. All DM-amounts mentioned in this lease may also be paid
           -----------
in the equivalent Euro amounts at any time. As of January 1, 2002 all payments shall be made in Euro.


                                  ARTICLE 20

                            RIGHTS OF CANCELLATION

     20.1  Tenant. Tenant shall be entitled to cancel this Lease if the
           ------
following conditions are not met:

           -   Written statement by the competent authority as described in section 14.3,

           - written statement by City of Frankfurt pursuant to which the utilization of the Property as an internet exchange center is permissible and that certain construction projects of Landlord and of Tenant will be permitted ("Vorbescheid"), Tenant can terminate if such statement is not received within six months after submission of all construction documents by Tenant,

           - Written promise by supplier to supply sufficient power as needed by Equinix's development criteria/operational schedule (12 MVA for first phase, and extended up to 50MVA maximum 18 - 24 months after signature of lease),

           - permission (local) authorities regarding approvals and permits for (diesel) generators, fuel tanks, antenna(-s) and satellite dish(-es); including permission from the Historical Preservation Department authorities to obtain permits that meet Equinix's schedule and design requirements (in line with the minutes of the RKW meeting on June 9, 2000 as attached hereto).

           Tenant shall also be entitled to cancel this Lease, if

           -   Landlord does not get permission for second expansion per Section
                                                                     -----------
               5b) of the Lease Summary, 6 months after exercise of option and
               ------------------------
               receipt of preliminary design criteria by Tenant; Landlord shall use best efforts to obtain all necessary permits to implement Tenant's space expansion options per Art. 1.5 of this Lease.

           - Landlord is late by one (1) months with Handover (claims for damages reserved).

     20.2  Delay Beyond Outside Substantial Completion Date. If Landlord, for
           ------------------------------------------------
any reason whatsoever, fails to achieve substantial completion by the "Outside Substantial Completion Date" set forth as Exhibit G, then Tenant at its option
                                          ---------
shall have the right to immediately withdraw the exercise of option 1 (per
                                                                    ------
Section 5a) Lease Summary) and option 3 (per Section 5c) Lease Summary).
-----------------------------------------------------------------------

     20.3 In case that Tenant cancels this Lease or withdraws from an option pursuant to Section 20.2.for any of the above reasons, all rights to claim damages remain reserved.


                                  ARTICLE 21

                             RIGHT TO FIRST OFFER

           Landlord hereby grants Tenant the following Right to First Offer:

     21.1 In the event that Landlord wants to sell all or part of the Property or grant a hereditary building right (Erbbaurecht) in the future, Landlord shall notify Tenant of Landlord's intention in advance per registered letter, indicating the major conditions of the intended purchase contract that Landlord wants to achieve.

     21.2 In case that Tenant does not notify Landlord by registered letter, that Tenant wants to acquire this part or all of the Property, within two months after receipt of the notification by Landlord, Landlord shall be free to offer the part or all of the Property to third parties.

     21.3 Landlord is not permitted, however, to sell the property at worse conditions than those that it had given to Tenant. In case that Landlord has such intention, it must give the Tenant again the opportunity to acquire the part or all of the Property at the changed conditions. Tenant then has six weeks to notify Landlord of Tenant's intention to acquire the Property. Otherwise the Landlord is free to offer the Property to third parties.

     21.4 This Right to First Offer shall be secured by a priority notice ("Vormerkung") over all plots of the property which the parties shall apply for before Handover.


                                  ARTICLE 22

                              MULTIPLE LANDLORDS

           In case that (following a sale) several landlords own the Property, the following shall apply:

           - The landlords shall appoint one landlord to be responsible for the maintenance of the whole Property. They shall be jointly and severally liable for the performance of all obligations under the Lease.

           -   The landlords shall jointly insure the Property.

           - In case of destruction and/or untenantability of Premises (Article 10), the Premises shall be regarded as being one building.

           - Any notice pursuant to Article 16 if given by Tenant to one landlord is deemed as also have been given to the other landlord(s).

           -   The lease term is the same for all landlords.

           - The rent and service charges shall be split between the landlords in the proportion of the office and colocation are that is let to Tenant by either landlord.

           IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

1.  LANDLORD:


1.1 Naxos Schmirgelwerk Mainkur GmbH

By: /S/ Gunter Rothenberger
   _________________________________


Name: Gunter Rothenberger
     _______________________________


Its: Managing Director
    _______________________________

1.2 A.A.A. Aktiengesellschaft Allgemeine
    Anlagenverwaltung vorm. Seilwolff AG von 1890

By: /s/ Gunter Rothenberger
   ________________________________


Name: Gunter Rothenberger
     _____________________________


Its:  Verstand
     ________________________________

2.  TENANT

    EQUINIX, INC., a Delaware Corporation

By: /s/ Chris L. Birdsong
   ________________________________


Name: Chris L. Birdsong
     _____________________________


Its: Director, IBX Development and Operations
    _________________________________________

                                   EXHIBIT A


                                   SITE PLAN

                                   EXHIBIT B

                            DESCRIPTION OF SERVICES

                                   EXHIBIT C

                        Equinix European IBX Build out
                            Frankfurt - Naxos Union
                   Work Letter - Existing Building and Site

Landlord's Scope of Building works
----------------------------------

The buildings are to be handed over as clean, dry shells, free from contamination and fit for immediate occupation. Utilities are to be capped off and any live sections remaining identified.

The Landlord is to carry out this work scope under Section 6 of the Lease Summary. Bechtel personnel will be permitted reasonable access at any time during the works to monitor quality and schedule.

1.  Site Clean Up
    -------------

     1) Contain the exposed asbestos pipe lagging and arrange for its safe removal by an approved asbestos removal contractor. Dispose off site to a licensed disposal facility.

     2) Complete groundwater remediation measures as recommended in Arcadis report of 5/th/ July

     3) Strip out oil-contaminated wood block floor from western half of building and remove any contaminated material found below as far as practical.

     4) Install additional underfloor vapour extraction points and operate the underfloor vapour removal system until safe levels are achieved in accordance with current German statutes. Leave vapour removal pipework system in place under floor slabs and relocate filtration equipment outside of production halls for future monitoring and further use if required.

     5) Remove any further asbestos, asbestos cement or other harmful elements identified by Arcadis investigation 7/th/-17/th/ July from the building and dispose offsite

     6) Remove any lead based paint from steel structure by grit blasting using a silica free medium.

     7) Remove all PCB filled transformers from site and dispose. Remove any PCB contaminated material from transformer pens.

     8) Remove all waste oils, paints, chemicals including empty containers from site prior to handover

     9) Thoroughly clean the building prior to handover to remove all dust and other contaminating materials.

     10) Obtain certification from all relevant Frankfurt City authorities that site is free from contamination and any other harmful substances or objects to permit building change of use and occupation

2.  Internal Strip out
    ------------------

     1)   Remove all internal partition walls e.g. paint cabins

     2)   Remove heating system including pipes, radiators and blower/heaters

     3) Strip-out gantry cranes and crane rails (excepting for the original crane to be preserved)

     4) Strip out all existing electrical power switchgear, distribution, lighting, cabling etc.

     5) Strip out ventilation systems, curtains, telephones, first aid boxes and all other fixtures.

     6) Dismantle and remove paint drying equipment from the basement under the first Production Hall

     7)   Strip out painting equipment from outbuilding to western side

     8) Remove boiler equipment, flues, pipework, water treatment equipment etc. from boiler rooms and dispose off site taking care that no asbestos is uncovered during this work.

3.  Roofing
    -------

"Northlight" roof to first Production Hall
------------------------------------------

     1) Check condition of existing lightweight concrete infill planks and remove if necessary

     2)   Strip off  existing wired glazing panels and dispose

     3) Install an aluminum profile cladding system over entire roof area including new channels to valleys with minimum 1:48 fall. The work to be carried out to DIN 18299, DIN 18338 and DIN 18339. Aluminum sections and sheets proposed for covering the roof openings must be to specification Z-14.1-181

     4) Provide falls (minimum 1:4 8) to the existing flat valley between the two roofs to prevent ponding and fit new meshes to top of downpipes

     5)   Roof to second Production Hall

     6)   Remove skylight cupolas

     7)   Close openings in lightweight concrete slabs (method to be agreed)

     8) Install new waterproofing system to entire roof to give a 25 year guarantee watertight

     9)   Replace cupolas or replacements

Roofs generally
---------------

     10) Provide new, safe roof access from within the building. Remove existing roof ladders.

     11) Repair/ replace roof gutters and drainage pipework to match style of existing

     12)  Install new Lightning Protection system to latest VDE specification

4.  Building Works
    --------------

     1) Remove and rebuild any unsound areas of brickwork identified in condition survey

     2)   Repoint other areas of exposed brickwork as required

     3) Repaint / apply waterproof treatment to internal surfaces of shed walls

     4) Construct Level 4 bullet resistant blockwork (or precast concrete panel) walls behind windows of protected western, eastern and Northern facades

     5) Close up doorways not required for new layout ( Brick external to match/ block internal)

     6) Cast new reinforced concrete floor to agreed specification (min 25kN/m2 loading) throughout the second Production Hall.

     7) Infill spaces left in the new floor of first production Hall following removal of internal walls, electrical switchgear etc.

     8)   Replace internal rainwater pipes and box in with leak detection

5.  Existing Office block Refurbishment
    -----------------------------------

     1)   Strip out existing office partitions/ceilings/floor coverings

     2)   Strip out sinks, showers, toilets, tiling etc from basement.

     3)   Refurbish ground floor as entrance/security area and offices.

     4) Second floor to be fitted out as individual offices. Fit out to be to modern commercial standard with suspended ceilings and carpeted floors.

     5)   Refurbish all floors to take uniformly distributed loads of 7.5 kN/m2.

     6)   Provide new lighting, heating, and phone connections to offices

     7) Basement to be left as bare shell with minimum lighting/heating as storage

     8)

6.  External Works
    --------------

     1) Demolish the surrounding outbuildings in accordance with Landlord's Improvements Plan - Exhibit C, to 1metre below ground level and remove all demolition materials from site.

     2) Fuel tanks to be cleaned and refurbished to a standard suitable for process water storage duty.

     3) Construct NATO perimeter security fence 2.1 metres high from steel posts and wire mesh fabric with 45 degree extension arms with three rows of barbed wire complete with 6 metre wide security gates. Fence to be located 18 metres from existing production halls as indicated on Exhibit A plan.

     4) Obtain necessary permits and fell the trees indicated on the Site Plan -Exhibit C and remove the stumps. Clear trees and bushes adjacent to existing office to provide vehicular access around buildings.

     5) Landlord will design and implement a landscaping scheme to form buffer zone around the buildings including planting of replacement trees to compensate for those felled

     6) Construct car parking for 25 vehicles as shown on the Site Plan Exhibit C. Car parking to be designed with adequate lighting levels for 24 hour operations.

     7) The Landlord will arrange for the Mains gas supply to be disconnected at the property boundary

     8) Existing Chimney stack to be surveyed and remedial works undertaken to ensure it is safe for duration of lease. This may include re-pointing the brickwork, filling or reinforcing the stack, capping off, repainting or replacement of the steel bands and a new lightening protection system.

                                   EXHIBIT D

                           OPTIONAL EXPANSION SPACE

a)  D1 - First Option to Expand Premises
b)  D2 - Second Option to Expand Premises

                                   EXHIBIT E

                         WORK LETTER FOR OPTION SPACE

          1. A new building and an extension to the existing building are to be constructed by the Landlord for the phased development of the site as indicated on the Exhibits D1 and D2 drawings for either the First or Second Option to Expand Premises.

          2. The North side of the new building will be laid out for office space. The East side of the building will contain the main electrical equipment. Behind the office area the building will incorporate a warehouse type layout of single storey construction. Transformers, diesel generators, fuel tanks, chillers, cooling towers and associated pumps will be located outside the building.

          3. The building shall be constructed from pre-cast concrete and/or steel frames and beams with internal and external walls constructed from a combination of pre-cast concrete panels, brickwork and profiled steel sheeting all in accordance with German Regulations for Construction Work (DIN 18299) and the Preliminary Design Package (PDP). Floor plans will be issued to the Landlord no later than 31 December, 2003 showing the layout and form of construction of the main elements of the building.

          4. The roof shall be constructed with minimum falls of 1 in 48 to perimeter drainage gutters and down-pipes. Multi-layered roof sheeting and insulation shall provide thermal insulation and a vapour barrier to meet the Roofing and Roof Insulation Work code (DIN 18338) and shall be guaranteed to be watertight for 25 years. The Landlord shall undertake regular maintenance to ensure that the roof remains watertight at all times.

          5. All plumbing work shall be in accordance with Plumbing Works code (DIN 18339).

          6. All electrical work shall be in accordance with the latest VDE specifications.

          7. The ground floors shall be of reinforced concrete construction complying with the Equinix specifications for compatibility of the anti-static coating system. The sub-grade and concrete slab shall be designed and constructed to accommodate a uniformly distributed load of 25 kN/m/2/.

          8. The overall floor area for Charette Option D1 (First Option to Expand Premises) will be approximately [*]m/2/ while the Charette Option D2 (Second Option to Expand Premises) Phase 1 area will be approximately [*] m/2/ and Phase 2 area will be approximately [*] m/2/. The overall height of the building will be approximately [*] m.


__________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT F

                    ACKNOWLEDGEMENT OF FIRST HANDOVER DATE

                                   EXHIBIT G

              SCHEDULED SUBSTANTIAL AND OUTSIDE COMPLETION DATES

                                   EXHIBIT H

                               LETTER OF CREDIT

                                   EXHIBIT I

                 LANDLORD'S/TENANT'S APPLICATION FOR EASEMENTS
                               ("BEWILLIGUNGEN")

                                     E-12